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                                                                    Exhibit 4.44


                                 CITIGROUP INC.


                                       AND


                       THE FIRST NATIONAL BANK OF CHICAGO




                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of January 21, 1999

               Supplemental to Indenture dated as of July 17, 1998
                          providing for the issuance of
                          Subordinated Debt Securities




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         SECOND SUPPLEMENTAL INDENTURE, dated as of January 21, 1999 (the
"Second Supplemental Indenture"), between Citigroup Inc. (formerly Travelers Group Inc.), a Delaware corporation (the "Company"), and The First National Bank of Chicago, a banking association organized and existing under the laws of the United States, as trustee (the "Trustee"), under the Indenture dated as of July 17, 1998, as supplemented by the First Supplemental Indenture, dated as of December 15, 1998 (as supplemented, the "Indenture").

         WHEREAS, pursuant to Section 13.01(h) of the Indenture, the Company and the Trustee may enter into a supplemental indenture to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the holders of Securities of any series in any material respect;

         WHEREAS, the Company and the Trustee desire to enter into this Second Supplemental Indenture;

         NOW, THEREFORE, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of all of the present and future holders of the Securities as follows:

                                   ARTICLE ONE

                                  MODIFICATIONS

         Section 1.1. The definition of Officers' Certificate contained in
Section 1.02 of the Indenture shall be amended by deleting "the Chairman, any Vice Chairman, the President or any Vice President" and substituting therefor:
"either Chairman, the Vice Chairman, the Chief Financial Officer, the Chief Accounting Officer, either Co-General Counsel or any Vice President".

         Section 1.2. Section 2.03 shall be amended by deleting "its Chairman, any Vice Chairman, its President or any Vice President" in the second and third line and substituting therefor: "either Chairman, the Vice Chairman, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, or any Vice President".

         Section 1.3. Section 3.01 shall be amended by deleting "its Chairman, any Vice Chairman, its President or any Vice President" in the first paragraph and substituting therefor: "either Chairman, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Deputy Treasurer, any Assistant Treasurer, either Co-General Counsel or any Vice President".

         Section 1.4. Section 4.04 shall be amended by deleting "its Chairman, any Vice Chairman, its President" and substituting therefor: "either Chairman, the Chief Financial Officer, the Chief Accounting Officer".

         Section 1.5. Section 4.05 shall be amended by deleting "its Chairman, any Vice Chairman, its President and substituting therefor: "either Chairman, the Chief Financial Officer, the Chief Accounting Officer".

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                                   ARTICLE TWO

                                  MISCELLANEOUS

         Section 2.1. The Trustee accepts the trusts created by this Second Supplemental Indenture upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible or accountable in any manner whatsoever for or in respect of, and makes no representation with respect to, the validity or sufficiency of this Second Supplemental Indenture or the due execution hereof by the Company and shall not be responsible in any manner whatsoever for or in respect of the correctness of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         Section 2.2. Except as hereby expressly modified, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

         Section 2.3. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

         The First National Bank of Chicago hereby accepts the trusts in this Second Supplemental Indenture declared and provided, upon the terms and conditions herein set forth.






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         IN WITNESS WHEREOF, each of CITIGROUP INC. and THE FIRST NATIONAL BANK
OF CHICAGO, as Trustee, has caused this Second Supplemental Indenture to be signed and acknowledged by one of its officers thereunto duly authorized, and its corporate seal to be affixed hereto, and the same to be attested by the signature of its Secretary or one of its Assistant Secretaries, all as of January 21, 1999.


                                          CITIGROUP INC.


                                          By: /S/ ROBERT MATZA
                                             ----------------------------------
                                             Name:  Robert Matza
                                             Title: Deputy Treasurer


Attest:

By: /S/ STEPHANIE B. MUDICK
   --------------------------------

Corporate Seal

                                          THE FIRST NATIONAL BANK
                                          OF CHICAGO


                                          By: /S/ MARY R. FONTI
                                             ----------------------------------
                                             Name:  Mary R. Fonti
                                             Title: Assistant Vice President


Attest:

By: /S/ MICHAEL D. PINZON
   --------------------------------

Corporate Seal


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